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                                  IMAGEX, INC.

                             STOCK VESTING AGREEMENT

      This Stock Vesting Agreement is entered into as of December 20, 1996 by and between ImageX, Inc., a Washington corporation (the "Company"), and Elwood D. Howse, Jr. (the "Shareholder").

                                    RECITALS

      A. In connection with the execution and delivery of this Agreement, the Company is issuing to the Shareholder, in exchange for an aggregate of $100 and services to be rendered to the Company in the future, 100,000 shares of common stock, $.01 par value per share, of the Company (the "Stock").

      B. In order to induce the Company to issue the Stock, the Shareholder has agreed that half of the Stock (50,000 shares) will be subject to a purchase option in favor of the Company as set forth herein (the "Option Stock").

                                   AGREEMENTS

      In consideration of the foregoing and the other provisions set forth herein, the parties hereby agree as follows:

1.    Consulting Agreement and Purchase Option

      The Shareholder agrees to be available as a consultant for the Company during the term that the Purchase Option (as defined below) is in effect. In this capacity, the Shareholder agrees to perform such consulting services as may be reasonably requested by the Company from time to time. The parties agree that the scope of any consulting services requested shall not be excessive or unduly burdensome to Shareholder in light of his other business activities and personal pursuits.

      The Option Stock shall be subject to the following option (the "Purchase Option"):

            (a) In the event that, prior to the termination of this Agreement, the Shareholder ceases to be available to perform consulting services for the Company as contemplated by the foregoing paragraph, or for a parent or subsidiary or successor or affiliate of the Company, due either to his voluntary resignation from such consultancy (other than due to disability) or to termination by the Company for Cause (as defined below), the Company may exercise the Purchase Option. For the purpose

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of this paragraph 1, the Shareholder shall not be deemed to be unavailable to perform consulting services unless so determined in the reasonable judgment of the Board of Directors of the Company after at least 30 days' prior written notice is provided to the Shareholder that such a determination is under consideration; provided, however, that the Shareholder's service as a director of the Company shall be considered entirely separate from the consulting services hereunder and in no event shall any cessation of the Shareholder's service on the Board of Directors of the Company due to resignation, removal or other cause be deemed to constitute unavailability to perform consulting services under this Agreement or be considered in determining whether any such unavailability has occurred. Vacations and temporary unavailability due to illness, disability or family crisis shall not be considered in determining whether a cessation of the Shareholder's availability for consulting services has occurred. The date when such availability ceases is hereinafter referred to as the "Termination Date." The term "Cause" shall mean: (i) the Shareholder's conviction of (or plea of guilty or nolo contendere to) a felony which had or will have a material detrimental effect on the Company's business, (ii) a grossly negligent or willful act by the Shareholder which constitutes gross misconduct and is injurious to the Company, and (iii) continued violations by the Shareholder of his material consulting duties which are demonstrably willful and deliberate or grossly negligent on the Shareholder's part after there has been delivered to the Shareholder a written demand for performance from the Company which describes the basis for the Company's belief that the Shareholder has not substantially performed his duties.

            (b) The Company shall have the right at any time within sixty (60) days after the Termination Date, provided that such date is prior to the termination of this Agreement, to purchase from the the Shareholder, at a price per share of $.01 (appropriately adjusted for any subsequent stock split, dividend, combination, or other recapitalization) (the "Repurchase Price"), up to but not exceeding a number of shares of Option Stock equal to fifty percent (50%) of the Stock (50,000 shares) less 1,389 shares (subject to appropriate adjustment for any subsequent stock split, stock dividend, combination, or other recapitalization) for each completed month elapsed between the date of this Agreement (the "Commencement Date") and the Termination Date.

            (c) The Purchase Option, if exercised by the Company, shall be exercised by written notice signed by an officer or director of the Company after approval by the Board of Directors and shall be delivered to the Shareholder on or prior to the expiration of the 60-day period referred to in paragraph (b) above. The Company may pay for the shares of Option Stock it has elected to repurchase (i) by delivery to the Shareholder of a check in the amount of the aggregate Repurchase Price for the number of shares of Option Stock being repurchased, (ii) by cancellation


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by the Company of an amount of the Shareholder's indebtedness to the Company equal to the aggregate Repurchase Price for the number of shares of Option Stock being repurchased or (iii) by a combination of (i) and (ii). Payment of the Repurchase Price shall be completed within five business days after notice of exercise of the Purchase Option is delivered to the Shareholder.

            (d) In the event that, in connection with any exercise of the Purchase Option under this Agreement, the Company elects to exercise the Purchase Option as to fewer than all the shares of Option Stock then subject thereto, the Purchase Option shall expire as to all the shares of Option Stock that the Company has not elected to repurchase.

            (e) Upon the closing of any of the following transactions, provided any such transaction is duly and validly approved by the Company's Board of Directors and shareholders in accordance with applicable law, the Purchase Option shall automatically lapse in its entirety:

                  (i) the liquidation, dissolution or indefinite cessation of business operations of the Company;

                  (ii) the execution by the Company of a general assignment for the benefit of creditors, the appointment of a receiver or trustee to take possession of the property and assets of the Company, or the filing of a petition under applicable bankruptcy laws with respect to the Company;

                  (iii) the cessation of the Shareholder's consultancy with the Company (or a parent or subsidiary or successor or affiliate of the Company) due to any reason other than voluntary resignation (other than due to disability) or termination by the Company for Cause.

            (f) Notwithstanding subsections (b) and (c) of this Section, the Company shall be entitled for a period of one year from the Termination Date (rather than 60 days) to give notice to the Shareholder and to purchase the shares to the extent that the Company reasonably determines that such an extension of time is necessary to prevent the repurchase of the Shareholder's shares from causing other capital stock of the Company to not qualify as "small business stock" under Section 1202 of the Internal Revenue Code of 1986, as amended.

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2.    Legend

      All certificates representing any shares of Option Stock subject to this Agreement shall have endorsed thereon the following legend, in addition to any other legend required by the Company respecting the restricted nature of the Option Stock:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK VESTING AGREEMENT THAT INCLUDES A REPURCHASE RIGHT IN FAVOR OF THE CORPORATION RELATING TO THESE SECURITIES. COPIES OF THE STOCK VESTING AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

3.    Rights as Shareholder

      Subject to the terms hereof, the Shareholder shall have all the rights of a shareholder with respect to the Option Stock during the term of this Agreement, including without limitation the right to vote and receive any dividends or other distributions declared thereon.

4.    Adjustments for Stock Splits, Recapitalizations and Similar
      Events

      If, at any time or from time to time, there is (i) a dividend of any security, stock split or other change in the character or amount of any of the outstanding securities of the Company, or (ii) any consolidation, merger or similar event in connection with which the Purchase Option does not lapse under the terms of this Agreement, then, in such event, any and all new, substituted or additional securities or other property to which the Shareholder is entitled by reason of his ownership of the shares of Option Stock then subject to the Purchase Option shall be immediately included in the definition of "Option Stock" under this Agreement and shall be subject to the Purchase Option with the same force and effect as the Option Stock currently subject to this Agreement and the Purchase Option. The Repurchase Price per share upon exercise of the Purchase Option shall be appropriately adjusted as determined by the Board of Directors of the Company to reflect any such event referred to in this Section 4.

5.    Termination

      This Agreement shall terminate in its entirety upon the lapse of the Purchase Option in its entirety pursuant to Section 1 or otherwise, or upon the completion of a


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repurchase transaction pursuant to an exercise of the Purchase Option, in either case in accordance with the terms of this Agreement.

6.    Tax Matters

      The Shareholder acknowledges that he has considered and analyzed the appropriate treatment by him of the transactions contemplated hereby under the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation Section 83 thereof. The Shareholder agrees that any decision as to whether to file an election relating thereto, and the due and proper filing of any such election, are solely the Shareholder's responsibilities.

7.    Cooperation

      The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

8.    Specific Enforcement

      Each party expressly agrees that the other party would be irreparably damaged if this Agreement were not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the other party shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

9.    Notices

      All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or otherwise delivered by hand or by messenger, facsimile or courier, addressed (a) if to the Shareholder, at the Shareholder's then current address on the Company's books or at such other address as the Shareholder shall have furnished to the Company in writing, or (b) if to the Company, at its principal executive office, attention President, with a copy to Charles J. Katz, Jr., Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle, WA 98101. If notice is provided by mail, it shall be deemed to be given three (3) business days after proper deposit in the U.S. Mail, and if notice is given by hand or by messenger, facsimile or courier, it shall be deemed to be given upon receipt.

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10.   Entire Agreement

      This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both oral and written, among such parties, or any of them, with respect to such subject matter. No such prior agreement or undertaking may contradict, vary or supplement this Agreement.

11.   Amendment and Waiver

      Neither this Agreement nor any provision hereof may be modified, amended or terminated except by a written agreement signed by the parties hereto, and no waiver of any provision of this Agreement shall be effective unless in writing and signed by or on behalf of the party to be bound by such waiver.

12.   Governing Law

      This Agreement shall be governed by and construed under the laws of the state of Washington as applied to agreements among Washington residents, made and to be performed entirely within Washington.

13.   Successors and Assigns

      The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, administrators and personal representatives of the parties hereto. Notwithstanding anything to the contrary contained in this Agreement, no shares of Option Stock may be transferred by the Shareholder under any circumstances, without the prior written consent of the Company which may be withheld for any reason, so long as such shares are subject to the Purchase Option contained in this Agreement. Any transfer or purported transfer in violation of this Section 13 shall be void.

14.   Headings

      The headings of the sections and paragraphs of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.


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15.   Counterparts

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.   Severability

      If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    IMAGEX, INC.


                                    By       /s/ F. JOE VERSCHUEREN
                                      ------------------------------------
                                    Name:      F. Joe Verschueren
                                         ---------------------------------
                                    Title:          President
                                          --------------------------------
                                    Address:  8195 - 166th Avenue N.E.
                                              Suite 101
                                              Redmond, Washington
                                              98052

                                    SHAREHOLDER

                                          /s/ ELWOOD D. HOWSE, JR.
                                    --------------------------------------
                                    Elwood D. Howse, Jr.

                                    Address: 1615 72ND AVE SE
                                            ------------------------------
                                             MERCER ISLAND, WA  98040
                                            ------------------------------


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